EXHIBIT 12.1
                                                                    ------------



                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                   YEAR ENDED
                                                   DECEMBER 29,            YEARS ENDED DECEMBER 31,
                                                       1997          1998         1999        2000          2001
                                                       ----          ----         ----        ----          ----
                                                                         (Dollars in Thousands)
Earnings:
   Income (loss) from continuing operations
     before income taxes, income from equity
     interest in joint venture and
     extraordinary items                             $14,160        $   491      $21,455     $ 20,604    $  (363)

   Fixed charges from below                           48,009         78,360       78,358       81,417     71,414
   Less capitalized interest                            (461)        (1,000)           -         (755)    (1,444)
                                                     -------        -------      -------     --------    -------

     Total earnings                                  $61,708        $77,851      $99,813     $101,266    $69,607
                                                     =======        =======      =======     ========    =======

Fixed Charges:
   Interest and debt issuance expense                $44,181        $71,427      $72,725      $75,229    $63,237
   Capitalized interest                                  461          1,000            -          755      1,444
   Interest component of rent expense                  3,367          5,933        5,633        5,433      6,733
                                                     -------        -------      -------     --------    -------

     Total fixed charges                             $48,009        $78,360      $78,358      $81,417    $71,414
                                                     =======        =======      =======      =======    =======

Ratio of earnings to fixed charges                      1.29           0.99         1.27         1.24       0.97

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                         SIX MONTHS                      PROFORMA
                                                        ENDED JUNE 30,         YEAR ENDED            SIX MONTHS
                                                      2001         2002     DECEMBER 31, 2001   ENDED JUNE 30, 2002
                                                      ----         ----     -----------------   -------------------
                                                                       (Dollars in Thousands)
Earnings:
   Income (loss) from continuing operations
     before income taxes, income from equity
     interest in joint venture and
     extraordinary items                             $19,601        $13,638      $(20,556)     $  7,846

   Fixed charges from below                           37,414         35,546        91,177        41,215
   Less capitalized interest                            (457)          (169)       (1,444)         (169)
                                                     -------        -------      --------      --------

     Total earnings                                  $56,558        $49,015      $ 69,177      $ 48,892
                                                     =======        =======      ========      ========

Fixed Charges:
   Interest and debt issuance expense                $33,597        $31,643      $ 83,000      $ 37,312
   Capitalized interest                                  457            169         1,444           169
   Interest component of rent expense                  3,360          3,734         6,733         3,734
                                                     -------        -------      --------      --------

     Total fixed charges                             $37,414        $35,546       $91,177      $ 41,215
                                                     =======        =======      ========      ========

Ratio of earnings to fixed charges                      1.51           1.38          0.76          1.19